MASSELLA & ASSOCIATES, CPA, PLLC
                                               --------------------------------
                                               Certified Public Accountants

                                               458 Underhill Boulevard
                                               Syosset, NY 11791
                                               Telephone: 516-682-0101
                                               Telefax: 516-682-0440


July 25, 2005

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:


We have read the statements made by Cargo Connection Logistics Holding, Inc. (Commission File No. 000-28223) which we understand will be filed with the Commission, pursuant to Item 4 of Amendment No. 1 to Form 8-K, as part of the Company's Amendment No. 1 to Form 8-K report dated July 25, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Massella & Associates, CPA, PLLC
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MASSELLA & ASSOCIATES, CPA, PLLC